UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2006

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement

Real Time Logic, Inc. (“RT Logic”) is a wholly-owned subsidiary of Integral Systems, Inc. (the “Company”). RT Logic Tract TT2, LLC (“Borrower”), a wholly-owned subsidiary of RT Logic, entered into a Construction Loan Agreement (the “Loan Agreement”) dated February 10, 2006 with American National Bank (“American National”) whereby American National agreed to loan to Borrower an aggregate amount of $9 million for the purpose of financing the construction of a new office building (the “Building”) in Colorado Springs, Colorado that will serve as the corporate headquarters for RT Logic. The Loan Agreement is further evidenced by a Promissory Note from Borrower dated February 10, 2006 to American National in the principal sum of $9 million (the “Note”), which provides for interest at a variable rate equal to the prime rate reported in the Wall Street Journal from time to time during the term of the Note. Accrued interest on the outstanding balance of sums advanced under the Note is due and payable on the 10th day of each month, commencing March 10, 2006. The Loan Agreement became effective on February 24, 2006 when all related loan documents were received by American National.

The entire principal balance and any accrued and unpaid interest on the Note is due and payable on February 10, 2007. Borrower may prepay the Note in whole or in part at any time without penalty.

Borrower’s obligations under the Note and the Loan Agreement are secured by the real property upon which the Building will be constructed and all equipment, inventory, general intangibles and fixtures purchased for or used in the construction of the Building. In addition, RT Logic has guaranteed payment of the amounts due under the Note and the Loan Agreement.

The Loan Agreement includes certain customary events of default, including failure to pay any amounts due under the Note, the insolvency or bankruptcy of Borrower, Borrower’s failure to perform its obligations under the Loan Agreement, the Note or any of the other loan documents, a material adverse change in Borrower’s financial condition, or certain delays in construction that would prevent the Building from being completed on or before February 10, 2007. If an event of default occurs, American National may declare the entire unpaid principal amount and any accrued and unpaid interest due and payable, and may enforce its rights as a secured creditor, including foreclosing upon its security interest and mortgage and taking possession of the property securing the obligations under the Note and the Loan Agreement.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 is hereby incorporated by reference into this item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Thomas L. Gough
Thomas L. Gough
President

Date: March 1, 2006